Exhibit 1.4

KPMG LLP	Telephone	(416) 777-8500
Chartered Accountants	Fax	(416) 777-8818
Bay Adelaide Centre	Internet	www.kpmg.ca
333 Bay Street Suite 4600
Toronto ON M5H 2S5

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders of North American Palladium Ltd.

We have audited the accompanying consolidated balance sheets of North American Palladium Ltd. as of December 31, 2011, December 31, 2010 and January 1, 2010, and the related consolidated statements of operations and comprehensive loss, shareholders’ equity and cash flows for the years ended December 31, 2011 and December 31, 2010. These consolidated financial statements are the responsibility of North American Palladium Ltd.’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of North American Palladium Ltd. as of December 31, 2011, December 31, 2010 and January 1, 2010, and its consolidated financial performance and its consolidated cash flows for the years ended December 31, 2011 and December 31, 2010 in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), North American Palladium Ltd.’s internal control over financial reporting as of December 31, 2011, based on the criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), and our report dated March 30, 2012 expressed an unqualified opinion on the effectiveness of North American Palladium Ltd.’s internal control over financial reporting.

Chartered Accountants, Licensed Public Accountants

Toronto, Canada

March 30, 2012

KPMG LLP is a Canadian limited liability partnership and a member firm of the KPMG network of independent member firms affiliated with KPMG International, a Swiss cooperative.

KPMG Canada provides services to KPMG LLP.

KPMG LLP	Telephone	(416) 777-8500
Chartered Accountants	Fax	(416) 777-8818
Bay Adelaide Centre	Internet	www.kpmg.ca
333 Bay Street Suite 4600
Toronto ON M5H 2S5

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM ON INTERNAL CONTROL OVER FINANCIAL REPORTING

To the Shareholders and Board of Directors of North American Palladium Ltd.

We have audited North American Palladium Ltd.’s internal control over financial reporting as of December 31, 2011, based on the criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). North American Palladium Ltd.’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, in management’s report on internal control over financial reporting included in its Annual Report on Form 40-F for the year ended December 31, 2011. Our responsibility is to express an opinion on the Company’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audit also included performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, North American Palladium Ltd. maintained, in all material respects, effective internal control over financial reporting as of December 31, 2011, based criteria established in Internal

KPMG LLP is a Canadian limited liability partnership and a member firm of the KPMG network of independent member firms affiliated with KPMG International, a Swiss cooperative.

KPMG Canada provides services to KPMG LLP.

Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets of North American Palladium Ltd. as of December 31, 2011, December 31, 2010 and January 1, 2010, and the related consolidated statements of operations and comprehensive loss, shareholders’ equity and cash flows for the years ended December 31, 2011 and December 31, 2010, and our report dated March 30, 2012 expressed an unqualified opinion on those consolidated financial statements.

Chartered Accountants, Licensed Public Accountants

Toronto, Canada

March 30, 2012